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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2003, except for Note 11 which is as of March 26, 2003, and the effects of the reclassifications as described in Note 1 and Note 9 which are as of January 21, 2004, relating to the financial statements and financial statement schedule, which appears in Evolving Systems, Inc. Current Report on Form 8-K dated January 21, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
January 21, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS